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                                                                    EXHIBIT 23.2


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We have issued our report dated January 31, 2001 accompanying the consolidated financial statements of Noble International, Ltd. and subsidiaries appearing in the Annual Report on Form 10-K for the year ended December 31, 2000. We consent to the incorporation by reference in the Registration Statement of the Company on Form S-8 of the aforementioned report.



/s/Grant Thornton LLP

Southfield, Michigan
December 7, 2001